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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2003

Lone Star Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12881 (Commission File Number)	75-2085454 (IRS Employer Identification No.)
15660 North Dallas Parkway Suite 500 Dallas, Texas 75248 (Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (972) 770-6401

Not applicable
(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (a)
  Financial Statements of Business Acquired.

  Not applicable.

  (b)
  Pro Forma Financial Information.

  Not applicable.

  (c)
  Exhibits.

  99.1
  Press Release dated April 15, 2003, with respect to Lone Star's financial results for quarter ended March 31, 2003.

ITEM 9. REGULATION FD DISCLOSURE (Information furnished in this Item 9 is furnished under Item 12).

        In accordance with Securities and Exchange Commission Release No. 33-8126, the following information, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

        On April 15, 2003, a press release (the "Press Release") was issued on the subject of first quarter 2003 consolidated financial results of Lone Star Technologies, Inc. ("Lone Star"). The Press Release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of Lone Star's Quarterly Report on Form 10-Q. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        The financial information for the quarters ended March 31, 2003 and 2002 in the Press Release contains EBITDA, a non-GAAP measure, and a reconciliation to a GAAP measure. EBITDA is presented because Lone Star's management believes it will provide useful information to investors regarding Lone Star's ability to generate cash flows that can be used to service its debt. EBITDA is also a component of certain financial covenants in Lone Star's credit facility.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.
	By:	/s/ ROBERT F. SPEARS Robert F. Spears, Vice President, General Counsel and Secretary
Date: April 16, 2003

INDEX TO EXHIBITS

Item Number	Exhibit
99.1	Press Release dated April 15, 2003, with respect to Lone Star's financial results for quarter ended March 31, 2003.

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  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
  ITEM 9. REGULATION FD DISCLOSURE (Information furnished in this Item 9 is furnished under Item 12).
SIGNATURES
INDEX TO EXHIBITS